Exhibit 8

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA EQUITABLE HOLDINGS, INC.

The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Holdings, Inc. (“Holdings”) and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is that of Holdings at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA America and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation
* Thomas Buberl (1) AXA 25, avenue Matignon 75008 Paris, France	Chief Executive Officer, AXA

* Mark Pearson (2)	President and Chief Executive Officer

* George Stansfield AXA 25, avenue Matignon 75008 Paris, France	Deputy Chief Executive Officer and Group General Secretary, AXA

* Gerald Harlin (1) AXA 25, avenue Matignon 75008 Paris, France	Deputy Chief Executive Officer and Group Chief Financial Officer, AXA

* Karima Silvent (1)	Global Head of Human Resources, AXA

* Bertrand Poupart-LaFarge (1) 5 Old Broad Street London EC2N 1AD England	Group Chief Financial Officer, AXA U.K.

* Daniel Kaye	Former Partner, Ernst & Young LLP

* Ramon de Oliveira(1) 580 Park Avenue New York, NY 10065	Managing Director, Investment Audit Practice, LLC

* Charles G.T. Stonehill (2) 285 Central Park West, 7S New York, NY 10024	Founding Partner, Green & Blue Advisors LLC

Seth Bernstein 1345 Avenue of the Americas New York, NY 10105	President and Chief Executive Officer, AllianceBernstein Corporation

Dave S. Hattem	Senior Executive Vice President and General Counsel

Jeffrey J. Hurd	Senior Executive Vice President and Chief Operating Officer

Anders Malmström (3)	Senior Executive Vice President and Chief Financial Officer

Brian Winikoff	Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management

*	Director
(1)	Citizen of the Republic of France
(2)	Citizen of the United Kingdom
(3)	Citizen of the Switzerland